Exhibit No. 2.1
                               AGREEMENT OF MERGER


                                  BY AND AMONG

              BLACKHAWK BANCORP, INC., BLACKHAWK ACQUISITION CORP.


                                       AND

                          FIRST FINANCIAL BANCORP, INC.


                             DATED AS OF MAY 7, 1998

                                TABLE OF CONTENTS

ARTICLE I
    THE MERGER....................................................................................................2
                  1.1      The Merger.............................................................................2
                  1.2      Exchange Agent.........................................................................3
                  1.3      Funding of Exchange Agent..............................................................3
                  1.4      Closing; Effective Time................................................................4
                  1.5      Stock Options..........................................................................4

ARTICLE II
     STATEMENTS OF ESSENTIAL FACTS CONCERNING FIRST FINANCIAL.....................................................4
                  2.1      Organization, Good Standing and Authority..............................................4
                  2.2      Organizational Documents; Minutes and Stock Records....................................5
                  2.3      Capitalization of First Financial......................................................5
                  2.4      Financial Statements and Other Reports.................................................6
                  2.5      SEC Documents..........................................................................6
                  2.6      Undisclosed Liabilities................................................................7
                  2.7      Loan Portfolio and Delinquent Loans....................................................7
                  2.8      No Adverse Changes.....................................................................8
                  2.9      Conduct of Business in Normal Course...................................................8
                  2.10     Properties and Assets..................................................................8
                  2.11     Insurance..............................................................................9
                  2.12     Litigation and Compliance with Laws....................................................9
                  2.13     Conflict of Interest Transactions......................................................9
                  2.14     Significant Contracts.................................................................10
                  2.15     No Defaults...........................................................................11
                  2.16     Additional Schedules..................................................................11
                  2.17     Taxes.................................................................................11
                  2.18     Employee Compensation and Benefit Plans...............................................11
                  2.19     Authorization of Transactions.........................................................12
                  2.20     Environmental Suits and Proceedings...................................................12
                  2.21     Contaminated Properties...............................................................13
                  2.22     Change in Business Relationships......................................................13
                  2.23     Broker's and Finder's Fees............................................................13
                  2.24     Year 2000 Compliance..................................................................13

ARTICLE III
     STATEMENTS OF ESSENTIAL FACTS CONCERNING BLACKHAWK AND ACQUISITION CORP.....................................13
                  3.1      Corporate Existence...................................................................14
                  3.2      Financial Statements..................................................................14
                  3.3      Authorization of Transactions.........................................................14
                  3.4      Financial Resources...................................................................14

ARTICLE IV
     ADDITIONAL AGREEMENTS.......................................................................................15
                  4.1      Conduct of Business of First Financial................................................15
                  4.2      Conduct of Business of Blackhawk......................................................17
                  4.3      Access to Information and Attendance at Board Meetings ...............................17
                  4.4      First Financial Stockholders' Meeting.................................................18
                  4.5      First Financial Proxy Materials.......................................................18
                  4.6      Reasonable Efforts....................................................................18
                  4.7      Regulatory Approvals..................................................................18
                  4.8      Business Relations and Publicity......................................................19
                  4.9      Loan Review...........................................................................19
                  4.10     No Conduct Inconsistent with this Agreement...........................................19
                  4.11     Board of Directors' Notices, Minutes, Etc.............................................20
                  4.12     Confidential Information..............................................................21
                  4.13     Maintenance of Capital Levels.........................................................21
                  4.14     No Control of First Financial by Blackhawk............................................21
                  4.15     Employees.............................................................................21
                  4.16     Indemnification and Directors' and Officers' Liability Insurance......................21
                  4.17     Board of Directors of First Financial and the Bank....................................22
                  4.18     Employee Benefit Plans................................................................22
                  4.19     First Financial Employment, Severance and Supplemental Agreements.....................24
                  4.20     Lease Agreement for Rockford Branch...................................................24
                  4.21     Subsidiary Bank Merger................................................................24
                  4.22     Stockholder Voting Agreements.........................................................25
                  4.23     Environmental Audits/Remediation......................................................25


ARTICLE V
     CONDITIONS PRECEDENT........................................................................................26
                  5.1.     Conditions Precedent to Obligations of Blackhawk and Acquisition Corp.................26
                  5.2      Conditions Precedent to Obligations of First Financial................................29

ARTICLE VI
     GENERAL PROVISIONS..........................................................................................32
                  6.1      Non-Survival of Statements of Essential Facts and Covenants...........................32
                  6.2      Further Assurances....................................................................32
                  6.3      Expenses..............................................................................32
                  6.4      Successors and Assigns................................................................33
                  6.5      Termination...........................................................................33
                  6.6      Notices...............................................................................34
                  6.7      Governing Law.........................................................................35
                  6.8      Counterparts..........................................................................35
                  6.9      Headings..............................................................................35
                  6.10     Entire Agreement; Amendment...........................................................35

EXHIBITS

Exhibit A               Form of Stock Option Cancellation Agreement
Exhibit B               Form of Stockholder Voting Agreement

FIRST FINANCIAL DISCLOSURE SCHEDULES

Schedule 2.1            Bank Ownership of Voting Stock, etc.
Schedule 2.3            List of Option Holders
Schedule 2.6            Undisclosed Liabilities
Schedule 2.7(b)         Delinquent Loans
Schedule 2.10           Real Property and Leaseholds
Schedule 2.12           Litigation and Compliance with Laws
Schedule 2.13           Conflict of Interest Transactions
Schedule 2.14           Significant Contracts
Schedule 2.16(a)        Real Estate
Schedule 2.16(b)        Securities
Schedule 2.18           Post-Retirement Welfare Benefits
Schedule 2.21           Contaminated Properties
Schedule 2.24           Year 2000 Documents
Schedule 4.1(o)         Definition of Miller & Schroeder Loans




                              AGREEMENT OF MERGER

         This Agreement of Merger (this "Agreement") is made and entered into as of the 7th day of May, 1998, by and among BLACKHAWK BANCORP, INC., a Wisconsin corporation ("Blackhawk"), BLACKHAWK ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Blackhawk ("ACQUISITION"), and FIRST FINANCIAL BANCORP, INC., a Delaware corporation ("First Financial").

                 WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable and in the best interests of the parties hereto and their respective stockholders to consummate the Merger (as defined in Section 1.1) between Acquisition and First Financial, upon the terms and subject to the conditions of this Agreement;

                 WHEREAS, concurrently with or as soon as practicable after the Merger, Blackhawk and First Financial shall cause First Financial's wholly-owned depository institution subsidiary, First Federal Savings Bank (the "Bank"), to be merged with Blackhawk's wholly-owned depository institution subsidiary, Blackhawk State Bank ("BSB") (the "Bank Merger"), such that BSB is the resulting wholly-owned depository institution subsidiary of Blackhawk (hereinafter sometimes called the "Surviving Bank") in the Bank Merger;

                 WHEREAS, subsequent to the Merger and the Bank Merger, Blackhawk intends to merge First Financial with and into Blackhawk with Blackhawk surviving such merger and after such merger and the Bank Merger, BSB shall continue to be a wholly-owned subsidiary of Blackhawk; and

                 WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger;

                 NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.4 hereof), Acquisition Corp. shall be merged with and into First Financial (the "Merger"). The separate corporate existence of Acquisition Corp. shall cease, and First Financial shall be the surviving corporation (the "Surviving Corporation") in the Merger, shall be considered the same business and corporate entity as each merging corporation, and shall have the other properties, liabilities and attributes as provided by the DGCL. Pursuant to the Merger:

                 (a) the Certificate of Incorporation of First Financial, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation;

                 (b) the Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation;

                 (c) the directors of Acquisition Corp. immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified;

                 (d) the officers of Acquisition Corp. immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified;

                 (e) the 1,500 shares of common stock, without par value per share, of Acquisition Corp., issued and outstanding immediately prior to the Effective Time, shall be converted, without any action by the holder thereof, into 100 shares of common stock, $0.10 par value per share, of the Surviving Corporation; and

                 (f) each share of common stock, $.10 par value per share, of First Financial ("First Financial Share"), issued and outstanding immediately prior to the Effective Time, other than First Financial Shares (i) the holders of which have validly demanded appraisal of such shares pursuant to
Section 262 of the DGCL ("Section 262") and have not voted such shares in favor of the Merger ("Dissenting Shares"), (ii) owned by First Financial as treasury shares, if any, (iii) owned by the Recognition and Retention Plans (as defined in Section 4.18(d)) and not allocated to participants thereunder, or (iv) owned by Blackhawk, shall be converted by virtue of the Merger, automatically and without action by the holder thereof, into the right to receive $30.00, less the amount, if any, by which the Closing Equity (as defined below) is less than $7,560,000, divided by the total number of First Financial Shares outstanding plus any Options to purchase First Financial Shares, as defined in Section 1.5 hereof, outstanding as of the Effective Time (the "Merger Price"); provided, however, that in no event shall the Merger Price be less than $29.00 per share. Closing Equity is defined as the stockholders' equity of First Financial as of the Closing Date determined in accordance with generally accepted accounting principles, consistently applied, but (i) shall exclude the SFAS 115 adjustment at the Closing Date; (ii) shall be reduced by any nonrecurring or extraordinary net gains (including all cumulative securities gains) in excess of $5,000 since December 31, 1997; and (iii) shall be reduced by all legal, accounting and investment banking fees relating to the Merger, including any contingent fee payments, not previously expensed or accrued for as of the Closing Date.

                 The Merger Price shall be payable by Blackhawk, in cash, without any interest thereon from the Effective Time until the time of payment, at the Effective Time or such date thereafter as certificates shall be surrendered in accordance with Section 1.2 of this Agreement.

                 (g) The Dissenting Shares shall not be converted into the right to receive the Merger Price at or after the Effective Time unless and until the holder of such shares withdraws the demand for appraisal of their shares or otherwise becomes ineligible to pursue appraisal rights under the DGCL. If converted into the right to receive the Merger Price or other amount of consideration in settlement of an appraisal demand or by order of a court of competent jurisdiction, the Dissenting Shares shall be canceled and shall cease to exist.

                 (h) At the Effective Time, all First Financial Shares referred to in Section 1.1(f) (ii), (iii) and (iv) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         1.2 Exchange Agent. Prior to the Closing (as defined in Section 1.4), Blackhawk shall designate an exchange agent reasonably satisfactory to First Financial to deliver to the stockholders of First Financial the cash to which they are entitled pursuant to the Merger. With the approval of First Financial, not to be





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

unreasonably withheld, Blackhawk and the exchange agent shall prepare and communicate to the stockholders of First Financial instructions and procedures for the stockholders to tender certificates evidencing First Financial Shares to the exchange agent in exchange for the Merger Price.

         1.3 Funding of Exchange Agent. Blackhawk shall irrevocably deposit with the Exchange Agent at the Effective Time, by wire, or other acceptable means approved by First Financial, the total amount of funds required to be paid at the Effective Time pursuant to Section 1.1 hereof for exchanges in accordance with this Agreement.

         1.4 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date and at such time and place as the parties may mutually agree, which shall be no later than the last business day of the calendar month in which all of the conditions precedent to the Merger set forth in Article V have occurred if such conditions shall have occurred not later than the 15th day of such month; provided, however, that if such conditions shall have occurred later than the 15th day of such month, then the Closing shall take place no later than the 15th day of the next following month, unless such date is extended by mutual agreement of the parties (hereinafter referred to sometimes as the "Closing Date"). The parties hereto agree to file on the Closing Date a Certificate of Merger, as contemplated by Section 251(c) of the DGCL. The Merger shall be effective upon the close of business on the day when the Certificate of Merger has been accepted for filing by the Delaware Secretary of State (the "Effective Time") unless the parties otherwise subsequently agree.

         1.5 Stock Options. Each holder of an option to acquire First Financial Shares ("Option") awarded under the First Financial Bancorp, Inc. 1993 Incentive Stock Option Plan or the First Financial Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "First Financial Option Plans"), which is outstanding at the Effective Time shall receive from Blackhawk, as of the Effective Time, whether or not the Option is then exercisable under the terms of the First Financial Option Plans, a lump sum cash payment in an amount equal to the product of (i) the number of First Financial Shares subject to such Option at the Effective Time, and (ii) the amount, if any, by which the Merger Price exceeds the exercise price per share of such Option, net of any cash that must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration of, and shall result in, the settlement and cancellation of all such Options. As a condition to the receipt of a lump sum cash payment in cancellation of all such Options, each option holder shall execute a stock option cancellation agreement in substantially the form attached hereto as Exhibit A.





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


                                   ARTICLE II

            STATEMENTS OF ESSENTIAL FACTS CONCERNING FIRST FINANCIAL

         This Agreement is entered into by Blackhawk upon the understanding, and First Financial represents and warrants, that the following Statements of Essential Facts, being the only representations or warranties made to Blackhawk by or on behalf of First Financial in connection with the transactions contemplated by this Agreement, are true and correct on the date of this
Agreement:

         2.1 Organization, Good Standing and Authority. First Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted. First Financial is registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). The Bank is a federal savings association chartered under the laws of the United States of America and all of its issued and outstanding shares of common stock are owned of record and beneficially by First Financial. The Bank is duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted. The Bank is a member in good standing of the Federal Home Loan Bank System. The deposits of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund. The Bank does not own or control any voting stock or equity securities of any other entity, except as set forth in Schedule 2.1.

         2.2 Organizational Documents; Minutes and Stock Records. First Financial has furnished Blackhawk a copy of its Certificate of Incorporation and bylaws and the charter and bylaws of the Bank, in each case as amended to the date hereof, and such other documents relating to the authority of First Financial and the Bank to conduct their business as Blackhawk has requested. All such documents are complete and correct copies of the original documents. The stock register of First Financial and minute books of First Financial and the Bank are complete and correct in all material respects and accurately reflect all meetings, consents and other actions of the organizers, incorporators, shareholders and stockholders (as the case may be), Board of Directors and committees of the Board of Directors of First Financial and the Bank and all transactions in the capital stock of First Financial and the Bank, occurring since First Financial's initial organization.

         2.3 Capitalization of First Financial. The authorized capital stock of First Financial consists of 1,500,000 shares of common stock, $.10 par value per share, of which 415,452 shares are issued and outstanding and 250,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. 21,082 shares of common stock are reserved for issuance upon the exercise of options issued under the First Financial Option Plans of which 11,461 are subject to options presently outstanding. Set forth on Schedule 2.3 is a list of the option holders and the exercise price for each Option. The issued and outstanding shares of First Financial have been duly and validly authorized and issued and are fully paid and nonassessable. Except for the aforesaid options to purchase shares of First Financial Common Stock (which shall be canceled pursuant to Section 1.5 hereof), and except for the rights of Blackhawk under this Agreement there are or will be at the Closing no options, agreements, contracts or other rights in existence to purchase or acquire from First Financial any shares of capital stock of First Financial, whether now or hereafter authorized or issued. There are 3,043 First Financial Shares owned by the Recognition and Retention Plans (as defined in Section 4.18(d)) and not allocated to participants thereunder.

         2.4 Financial Statements and Other Reports. First Financial has furnished Blackhawk true and complete copies of the following financial statements and reports of First Financial and the Bank:

                 (a) Consolidated Statements of Financial Condition, Statements of Income, Statements of Cash Flows and Statements of Stockholders' Equity of First Financial at and for the years ended December 31, 1997, 1996 and 1995 (collectively, the "First Financial Financial Statements");

                 (b) Thrift Financial Reports filed by the Bank with the Office of Thrift Supervision (the "OTS") for the fiscal years ended December 31, 1997 and 1996;

                 (c) Unaudited Consolidated Statement of Financial Condition and Statement of Operations of First Financial for and at the two month period ended February 28, 1998.

                 The First Financial Statements described in clause (a) above are audited and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly in all material respects the financial position of First Financial at the dates shown and the results of operations for the years then ended.

                 The information contained in the reports described in clauses
(b) and (c) above do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         2.5 SEC Documents. First Financial has made available to Blackhawk a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by First Financial with the Securities and Exchange Commission (the "SEC") (other than reports filed pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act")) since December 31, 1992 (as such documents have since the time of their filing been amended, the "First Financial SEC Documents"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that First Financial was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the First Financial SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such First Financial SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of First Financial included in the First Financial SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present in all material respects the consolidated financial position of First Financial as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows for the years then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the First Financial SEC Documents have been so filed.

         2.6 Undisclosed Liabilities. As of the date hereof, except for those liabilities that are fully reflected or reserved against in the First Financial Financial Statements, liabilities disclosed in Schedule 2.6 and liabilities incurred in the ordinary course of business since December 31, 1997, neither First Financial nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on First Financial. As used in this Agreement, the term "Material Adverse Effect," means, with respect to First Financial or Blackhawk, as the case may be, a material effect (i) on the business, assets, properties, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries, taken as a whole, or (ii) on the consummation of the Merger. The word "Subsidiary" or "Subsidiaries" when used in this Agreement with respect to any party means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         2.7     Loan Portfolio and Delinquent Loans.
                 (a) The loans contained in the loan portfolio of the Bank are evidenced by promissory notes or other evidences of indebtedness, which, with all ancillary security documents, constitute valid and binding obligations of the Bank and, to the best of First Financial's knowledge, each of the other parties thereto, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and by applicable laws or principles of equity that may affect the availability of equitable remedies. No party liable to the Bank with respect to such loans has notified the Bank regarding any defense, set-off or counterclaim and to the best of First Financial's knowledge none of such loans is subject to any defense, set-off or counterclaim, and all such loans which are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens.

                 (b) Except as set forth in Schedule 2.7(b), neither First Financial nor any First Financial Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement the unpaid principal balance of which exceeds $25,000 and as to which the obligator is more than 90 days delinquent in payment of principal and interest or on which First Financial or any First Financial Subsidiary has stopped accruing interest.

                 (c) The Bank's allowance for loan losses as of the date hereof has been calculated in accordance with prudent and customary banking practices and is adequate to reflect the risk inherent in the Bank's loan portfolio.

         2.8 No Adverse Changes. Other than as specifically disclosed in this Agreement, the First Financial Financial Statements, the schedules or exhibits provided for herein, or any other writing delivered to Blackhawk, since December 31, 1997, there has not occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to changes in laws, regulations and generally accepted accounting principles or interpretations) that may reasonably be expected to result in a Material Adverse Effect on First Financial.

         2.9 Conduct of Business in Normal Course. The business of First Financial has, since December 31, 1997, been conducted only in the ordinary and usual course consistent with past practice.

         2.10 Properties and Assets. The assets reflected in the most recent of the First Financial Financial Statements or identified in this Agreement or the schedules or exhibits provided for herein include substantially all of the assets owned by First Financial, except for those subsequently disposed of for fair value or otherwise abandoned or disposed of as worthless in the ordinary course of business. First Financial has a valid right to use or a valid leasehold interest in, all real property used by it in the conduct of its business as it is now being conducted, subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claim or charge of any kind except for (i) liens for taxes not yet due and payable, (ii) rights of other parties under leases or other arrangements by which First Financial uses such real property, and (iii) minor imperfections of title none of which is substantial in amount, materially detracts from the value or impairs First Financial's present use of the property. To the best of First Financial's knowledge, all material certificates, licenses, and permits required for the lawful use and occupancy of such real property by First Financial, have been obtained and are in full force and effect. All material tangible personal property owned by First Financial, or used by it in its business and necessary for the operation of its business, is in good working condition, normal wear and tear excepted. A legal description of all real property currently owned or leased by First Financial and its Subsidiaries, including properties held by its Subsidiaries as a result of foreclosure or repossession or carried on First Financial's books as "real estate owned", has been provided as Schedule 2.10 of the First Financial Disclosure Schedules.

         2.11 Insurance. First Financial has furnished Blackhawk with a Schedule of Insurance that sets forth a complete and correct list of all policies of insurance in which First Financial is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations and personnel of First Financial or which is owned or carried by First Financial. First Financial has in full force and effect the policies of insurance set forth in such Schedule. There has been no notice given by any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereof, or canceling or threatening cancellation of any such insurance contracts. First Financial's policies of insurance comply with the requirements of any contracts binding on First Financial or its Subsidiaries relating to its assets or properties. First Financial believes that such insurance is reasonably sufficient to protect it from risks associated with the operation of its business.

         2.12 Litigation and Compliance with Laws. First Financial and the Bank, and, to the best of First Financial's knowledge, the Bank's institution-affiliated parties (as defined in 12 U.S.C. Section 1813(u)), are each in substantial compliance with all material applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the business of banking or acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the extension of credit, the collection of interest, and the location and operation of banking facilities or (b) that otherwise relate to or affect the business or assets of the Bank or the assets owned, used or occupied by it. Except as disclosed in Schedule 2.12, (i) there are no claims, actions, suits, orders or proceedings pending, or, to the knowledge of First Financial, threatened against First Financial or the Bank, or, to the knowledge of First Financial, the Bank's institution-affiliated parties (in their capacities as such), at law or in equity, or before any federal, state, municipal or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, and (ii) there is no decree, judgment, order or supervisory agreement in existence against or restraining First Financial or the Bank, or any of the Bank's institution-affiliated parties from taking any actions of any kind in connection with the business of First Financial or the Bank, as the case may be. First Financial has not received from any regulatory authority any notice of, nor to the knowledge of First Financial does there exist any threat of, enforcement actions.

         2.13    Conflict of Interest Transactions.  Except as reflected in
Schedule 2.13, no executive officer or director of First Financial, or holder of 10% or more of the common stock of First Financial, or any member of the immediate family of any such person has, since December 31, 1997, been involved in any transaction with First Financial (excluding transactions in deposit accounts) that involves an amount in excess of $15,000 or has been involved in any other material transaction with First Financial or has had loans or any commitment to loan outstanding from the Bank involving in excess of $15,000.

         2.14 Significant Contracts. Schedule 2.14 sets forth a Schedule of Significant Contracts, and completely and accurately lists the following contracts, commitments or arrangements (whether written or oral) under which First Financial is obligated on the date hereof:

                 (a) All consulting arrangements, and contracts for professional and other services, including those under which First Financial performs services for others, that are not terminable by First Financial without damages or penalty with thirty (30) days notice;

                 (b) All leases of real estate or personal property, exclusive of leases of personal property whereunder total annual rentals are, in each instance, less than $5,000;

                 (c) All contracts, commitments and agreements for the purchase, acquisition, development, sale or disposition of real or personal property, exclusive of conditional sales contracts and security agreements for the acquisition of personal property whereunder total future payments are, in each instance, less than $5,000;

                 (d) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) under which First Financial or the Bank has or may have any obligation ("First Financial ERISA Plans"), and all employment contracts, supplemental executive agreements, severance agreements and all other employee compensation arrangements and all other bonus, deferred compensation, pension, retirement, salary continuation agreements, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, formal or informal, under which First Financial or the Bank has or may have any obligation ("First Financial non-ERISA Plans") and, together with the First Financial ERISA Plans, the "First Financial Benefit Plans");

                 (e) All outstanding loans, loan commitments, letters of credit or other financial accommodations, including modification or amendments thereof, extended by the Bank for the benefit of others wherein the total loan and/or commitment of the Bank exceeds $200,000;

                 (f)    All union and other labor contracts;

                 (g) All agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements, which are with officers or directors of First Financial, any affiliates of First Financial within the meaning of Section 23A of the Federal Reserve Act, or any record or beneficial owner of 10% or more of the common stock of First Financial, excepting any ordinary and customary banking relationships that comply with applicable banking regulations; and

                 (h) Each other material contract to which First Financial is a party or under which it is obligated made other than in the usual or ordinary course of business and which is not terminable by First Financial without damages or penalty with thirty (30) days notice.

         2.15 No Defaults. To the best of its knowledge, First Financial has fulfilled and taken all action reasonably necessary to date to enable it to fulfill when due, all material obligations under all contracts, commitments and arrangements to which it is a party, and there are no material defaults and no events have occurred that, with the lapse of time or election of any other party, will become material defaults by it under any such contracts, commitments or arrangements.

         2.16 Additional Schedules. The following additional schedules are attached hereto: (a) Schedule 2.16(a), which is a Real Estate Schedule describing all real estate owned by or in which First Financial has any interest as of the date of this Agreement, or which is the subject of pending foreclosure proceedings by First Financial, indicating in each case whether such real estate is improved and the nature of any material encumbrances or defects of title of which First Financial has knowledge; and (b) Schedule 2.16(b), which is a Securities Schedule of all investment securities owned by First Financial as of March 31, 1998. Such schedules are complete and correct.

         2.17 Taxes. No application for extension of time for filing any tax return or consent to any extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to First Financial, and all tax returns and information returns required to be filed by First Financial with the United States or any state or local government unit have been, and until the Closing will have been, timely filed. First Financial is not delinquent in the payment of any taxes claimed to be due by any taxing authority and adequate provisions for taxes have been made on its books. None of First Financial's federal or state income tax returns is being examined by the appropriate federal or state agency. First Financial has not received any notice of any proposed deficiency for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto. First Financial is a member of a consolidated group for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

         2.18 Employee Compensation and Benefit Plans. To the best of First Financial's knowledge, each of the First Financial Benefit Plans has been administered, in all material respects, in compliance with its terms and the requirements of applicable law. First Financial does not maintain any First Financial Benefit Plan nor has it entered into any document, plan or agreement, other than the First Financial Option Plans, the Recognition and Retention Plans (as defined in Section 4.18(d)), an employment agreement with Steven C. Derr, severance agreements with Steven C. Derr, Keith D. Hill, Robert W. Opperman and Donald J. Kucera, and supplemental executive agreements with Messrs. Derr and Hill relating to "gross up" for any excess parachute amounts under Section 280G of the Code, which contains, directly or indirectly, any change in control provisions that would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of First Financial or their respective beneficiaries, or other event that would cause an increase in liability to First Financial as a result of the transactions contemplated by this Agreement. First Financial does not have and has not had any First Financial Benefit Plans which are subject to Title IV of ERISA. Neither First Financial nor any of its affiliates, its employees, directors or agents, or any fiduciary, has engaged in any "Prohibited Transaction" (as defined in Section 406 of ERISA or 4975(c)(1) of the Code) that is not exempt under Section 4975(c)(l) or (d) of the Code or Section 407 or 408 of ERISA with respect to any First Financial ERISA Plan. Each First Financial ERISA Plan that is intended to be qualified under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code. No matter is pending relating to any First Financial Benefit Plan before any court or governmental agency. Neither First Financial, nor any of its affiliates is, or has ever been, obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA). Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code and
Section 601 of ERISA or as reflected on Schedule 2.18 delivered pursuant hereto, neither First Financial, nor any other party on behalf of First Financial, has any obligation or commitment to provide health, disability, or life insurance or similar welfare benefits to former employees or members of their families.

         2.19 Authorization of Transactions. The execution, delivery and performance of this Agreement by First Financial have been duly authorized by the Board of Directors of First Financial. Subject to approval by the stockholders of First Financial as contemplated by Section 5.1(d) hereof, First Financial has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance does not violate any provisions of the Certificate of Incorporation or bylaws of First Financial or the charter or bylaws of the Bank or any orders, agreements or directives to which First Financial or the Bank is a party or is otherwise bound. Except for the regulatory approvals referred to in Section 5.1(c) or approval of stockholders referred to in Section 5.1(d) hereof, no consent of any regulatory authority or other person is required to be obtained by First Financial in order to permit First Financial to perform its obligations hereunder or to permit consummation of the Merger.

         2.20 Environmental Suits and Proceedings. There is no action, suit or other proceeding, ruling, order, or citation involving First Financial or any of its assets, existing now or previously asserted nor is there any investigation, liability or inquiry pending or, to the knowledge of First Financial, threatened.

         2.21    Contaminated Properties.  As of the date hereof:
                 (a) Except as disclosed in Schedule 2.21, none of the properties owned or leased by First Financial or, to the knowledge of First Financial, held by First Financial as a fiduciary for the account of others, or which collateralize any outstanding material loan or line of credit, whether or not such loan or line of credit is or has been in default, is contaminated with any wastes or hazardous substances, as defined below, except in compliance with Environmental Laws, as defined in Section 4.23.

                 (b) First Financial neither is nor may it be deemed to be an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a "hazardous substance," as those terms are defined in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980 and which would subject it to any liability under such Act.

         2.22 Change in Business Relationships. Except as described in writing to Blackhawk, First Financial has no actual notice, whether on account of this Agreement or otherwise, that any customer, agent, representative or supplier intends to discontinue, diminish, or change its relationships with First Financial, the effect of which would have a Material Adverse Effect on First Financial.

         2.23 Broker's and Finder's Fees. First Financial has not incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation in respect of the transactions contemplated hereunder except for fees and expenses that may be owed to Howe Barnes Investments, Inc. for investment banking services.

         2.24 Year 2000 Compliance. The Bank is in compliance in all material respects with the Year 2000 guidelines of the Federal Financial Institutions Examination Counsel as set forth in its Interagency Statement dated May 5, 1997. Schedule 2.24 lists the documents the Bank has provided to Blackhawk that relate to the Bank's compliance with the Interagency Statement, and all such documents are true, correct and complete in all material respects as of the date hereof.

                                  ARTICLE III

               STATEMENTS OF ESSENTIAL FACTS CONCERNING BLACKHAWK

                                      AND

                               ACQUISITION CORP.

         This Agreement is entered into by First Financial upon the understanding, and Blackhawk and Acquisition Corp. represent and warrant, that the following Statements of Essential Facts, being the only representations or warranties made to First Financial by or on behalf of Blackhawk and Acquisition Corp. in connection with the transactions contemplated by this Agreement, are true and correct on the date of this Agreement:

         3.1 Corporate Existence. Blackhawk is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has the corporate power and authority to own its property and assets and to carry on its business as now being conducted. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Blackhawk owns all of the issued and outstanding voting stock of Acquisition Corp.

         3.2 Financial Statements. Blackhawk has furnished First Financial true and complete copies of its Consolidated Balance Sheet, Statements of Income, Statements of Cash Flow and Statements of Stockholders' Equity at and for the years ended December 31, 1997, 1996 and 1995 (collectively, "Blackhawk Financial Statements"). The Blackhawk Financial Statements are audited and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of Blackhawk at the dates shown and the results of operations for the periods then ended.

         3.3 Authorization of Transactions. The execution, delivery and performance of this Agreement by Blackhawk have been duly authorized by the Board of Directors of Blackhawk, this being the only authorization required under Blackhawk's Articles of Incorporation, its bylaws, or governing statutes. Blackhawk has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance does not violate any provisions of the Articles of Incorporation of Blackhawk, its bylaws, or any orders, agreements or directives to which Blackhawk is a party or is otherwise bound. The execution, delivery and performance of this Agreement by Acquisition Corp. have been duly authorized by the Board of Directors of Acquisition, this being the only authorization required under Acquisition Corp.'s Certificate of Incorporation, its bylaws, or governing statutes. Blackhawk, in its capacity as the sole stockholder of Acquisition Corp., has approved this Agreement as required by the DGCL. Except for the regulatory approvals referred to in
Section 5.1(c)
hereof, no consent of any regulatory authority or other person is required to be obtained by Blackhawk in order to permit Blackhawk to perform its obligations hereunder or to permit consummation of the Merger.

         3.4 Financial Resources. Blackhawk has the financial wherewithal, whether by using its internal funds, external financing, or both, to perform its obligations under this Agreement. Blackhawk and its Subsidiaries are, and will be following the Merger, in compliance with all applicable capital, debt and financial and non-financial criteria of state and federal banking agencies having jurisdiction over them. Blackhawk has no knowledge of any facts or conditions applicable to it or its Subsidiaries that would reasonably lead Blackhawk to believe the Merger will not be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other state or federal banking agencies having jurisdiction over the transactions contemplated hereby or that such approvals would be delayed.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

         4.1 Conduct of Business of First Financial. Between the date hereof and the Closing Date, First Financial shall conduct its business and shall cause the Bank to conduct its business in the usual and ordinary course consistent in all material respects with prudent banking practices. Without limiting the foregoing, without the prior written consent of Blackhawk:

                 (a) First Financial shall, and shall cause the Bank to, make no changes in their respective charter or bylaws or in the number of issued and outstanding shares, except for changes resulting from the exercise of existing Options in accordance with their terms;
                 (b) First Financial shall, and shall cause the Bank to, not increase the compensation of their directors, officers or employees except consistent with prior practice and not to exceed 4% in any given case, and not award or pay bonuses to directors, officers or employees except consistent with prior practice and in any event not to exceed $23,000 in the aggregate for all directors, officers and employees; provided, however, that notwithstanding the limitation in this Section 4.1(b) concerning paying bonuses to directors, Blackhawk agrees that First Financial may pay a bonus on the Closing Date in an amount up to $15,000 to its Chairman of the Board in consideration for the services rendered by the Chairman to First Financial in connection with the Merger and such amount shall not be counted in determining the aggregate bonuses paid to directors, officers and employees for purposes of the $23,000 limit.

                 (c) First Financial shall, and shall cause the Bank to, make no loan for $250,000 or more (including aggregation of loans to any one customer or related entities) except for loans currently committed to be made pursuant to written commitment letters, and First Financial shall, and shall cause the Bank to, make no other loans, or renewals or restructuring of loans except in the ordinary course of business and consistent in all material respects with prudent banking practices and policies and applicable rules and regulations of federal or state banking agencies ("Regulatory Authorities") with respect to amount, terms, security and quality of the borrower's credit;

                 (d) First Financial shall not declare or pay any stock dividend, cash dividend or other distribution without the prior written consent of Blackhawk;
                 (e) First Financial shall, and shall cause the Bank to, use their best efforts to maintain their present insurance coverage in respect of their respective properties and businesses;
                 (f) First Financial shall, and shall cause the Bank to, make no significant changes, outside the ordinary course of business, in the general nature of the business conducted by First Financial and the Bank, including but not limited to the investment or use of their assets, the liabilities they incur, or the facilities they operate;
                 (g) First Financial shall, and shall cause the Bank to, not enter into any employment, consulting or other similar agreements that are not terminable on 30 days' notice or less without penalty or obligation (beyond the notice period of 30 days or less);
                 (h) First Financial shall, and shall cause the Bank to, not take any action that would result in a termination, partial termination, curtailment, discontinuance or merger into another plan or trust of any First Financial Benefit Plan, except as provided in this Agreement;
                 (i) First Financial shall, and shall cause the Bank to, timely file all required tax returns with all applicable taxing authorities and will not make any application for or consent to any extension of time for filing any tax return or any extension of the period of limitations applicable thereto;
                 (j) Except as already reflected in the Financial Statements, First Financial shall, and shall cause the Bank to, not make any expenditure for fixed assets in excess of $10,000 for any single item, or $25,000 in the aggregate, or enter into any lease of fixed assets; provided, however, that this paragraph (j) shall not apply to expenditures for fixed assets already contracted for as of the date hereof relating to the Bank's Rockford facility which amounted to $41,926;
                 (k) First Financial shall, and shall cause the Bank to, not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;
                 (l) First Financial shall, and shall cause the Bank to, only purchase or invest in instruments permitted by the Bank's investment policy, including, but not limited to, obligations of the government of the United States, agencies of the United States or mortgage-backed securities, and to not execute individual investment transactions of greater than $525,000;
                 (m) First Financial shall, and shall cause the Bank to, make no changes of a material nature in their accounting procedures, methods, policies or practices or the manner in which they conduct their businesses and maintain their records;
                 (n) First Financial shall, and shall cause the Bank, not to borrow funds from third parties and, in turn, invest such funds in assets other than loans that the Bank originates; and
                 (o) First Financial shall use its best efforts to assist Blackhawk in the sale of the "Miller & Schroeder" loans owned by either First Financial or the Bank, all of which loans are set forth on Schedule 4.1(o). Neither a contract of sale shall be entered into nor shall the consummation of the sale of such loans occur until after the Effective Time unless otherwise agreed to by First Financial, and such sale after the Effective Time shall not affect the calculation of the Merger Price set forth in Section 1.1(f).

         4.2 Conduct of Business of Blackhawk. Between the date hereof and the Closing Date, the business of Blackhawk shall be conducted (and Blackhawk shall cause the business of its Subsidiaries to be conducted) in the usual and ordinary course consistent in all material respects with prudent banking practices and in a manner that will not adversely affect Blackhawk's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Blackhawk's ability to perform its obligations under this Agreement.

         4.3 Access to Information and Attendance at Board Meetings. Pending the Closing, First Financial shall (a) give Blackhawk and its representatives full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) with respect to First Financial (other than records, files, correspondence and findings of the Board of Directors related to the possible sale of First Financial), (b) supply to Blackhawk and its representatives, as soon as they become available, all reports on loans and investments of First Financial, month-end prepared balance sheets and profit and loss statements, internal and external audit reports and such other reports of First Financial that Blackhawk may reasonably request, and (c) to the extent permissible under law, transmit to Blackhawk copies of all notices, minutes, consents, Board packages and other materials that First Financial and the Bank provide to their respective directors, other than materials relating to any possible sale of First Financial or the Bank. Blackhawk shall use such information solely for the purpose of conducting business, legal and financial reviews of First Financial and for such other purposes as may be related to this Agreement. Pending the Closing, representatives of Blackhawk shall, during normal business hours and on reasonable advance notice to First Financial, be given full access to First Financial's records and business activities and afforded the opportunity to observe its business activities and consult with its directors and officers regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by First Financial with all terms of this Agreement), provided that the foregoing do not interfere with the business operations of First Financial. Furthermore, pending the Closing, a director or senior officer of Blackhawk may attend meetings of the Boards of Directors of First Financial and the Bank, and First Financial and the Bank shall give Blackhawk reasonable advance notice of the date, place and time of such meetings; provided, however, that First Financial and the Bank shall have the right to exclude the Blackhawk representative from any meeting or any portion of a meeting during which the sale of First Financial or the Bank is expected to be discussed. Notwithstanding this Section 4.3 and other than as set forth in this Agreement, the management of First Financial and the authority to establish and implement its business policies shall reside solely in First Financial's officers and Board of Directors.

         4.4 First Financial Stockholders' Meeting. As soon as practicable following the execution and delivery of this Agreement by the parties hereto, First Financial shall call and hold a meeting of its stockholders (the "Stockholders Meeting") to act upon and consider this Agreement and the transactions contemplated herein in accordance with its Certificate of Incorporation, its bylaws, and the applicable statutes of the State of Delaware. First Financial, acting through its Board of Directors, shall recommend to its stockholders, consistent with its fiduciary duties, approval of this Agreement and the Merger.

         4.5 First Financial Proxy Materials. (a) As soon as practicable following the execution and delivery of this Agreement by the parties hereto, First Financial shall prepare and mail to the holders of the First Financial Shares appropriate proxy materials (the "Proxy Materials"), including a notice of the meeting, proxy statement and form of proxy that comply with applicable laws and regulations. Blackhawk shall furnish to First Financial all information concerning Blackhawk required for inclusion in the Proxy Materials, and all such information shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading. In the Proxy Materials, First Financial shall present this Agreement and the transactions contemplated hereby for approval by the holders of the First Financial Shares at the Stockholders Meeting. Before the Proxy Materials are filed with the SEC and again before the materials are mailed to the holders of the First Financial Shares, First Financial's legal counsel shall deliver a copy of such materials to Blackhawk's legal counsel, and Blackhawk's legal counsel shall have a reasonable amount of time to review such materials before filing or mailing, as the case may be.

         4.6 Reasonable Efforts. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto shall intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

         4.7 Regulatory Approvals. Within thirty (30) calendar days after the date of this Agreement, Blackhawk shall make all appropriate initial filings necessary to obtain the regulatory approvals referred to in Section 5.1(c) hereof, and First Financial shall cooperate fully in the process of obtaining all such approvals. Blackhawk shall provide First Financial and its legal counsel with copies of all applications when filed and all correspondence, notices and approvals when received.

         4.8 Business Relations and Publicity. First Financial shall use reasonable efforts to preserve its reputation and relationships with suppliers, clients, depositors, customers, employees and others having business relations with First Financial. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made without the prior mutual consent of the parties hereto; provided, however, that either party may release information in connection with or relating to this Agreement or the transactions contemplated hereby if the party releasing the information believes such release is required by law.

         4.9 Loan Review. Prior to the Closing, Blackhawk and its representatives shall be entitled to periodically review the Bank's loan portfolio, and shall be furnished with full information regarding the status of each loan contained therein.

         4.10    No Conduct Inconsistent with this Agreement.
                 (a) First Financial agrees that it will not, during the term of this Agreement, (i) solicit, encourage or authorize or take any other action to facilitate any inquiries or proposals that constitute, or may be reasonably expected to lead to, any Transaction Proposal, as defined below, or discuss or negotiate with any Person, as defined below, in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its Subsidiaries to take any such action; provided, however, that the Board of Directors of First Financial may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal, as defined below, furnish or cause to be furnished information to and engage in discussions with such third party, but only if the Board of Directors of First Financial shall determine in good faith and based upon an opinion of its outside counsel that failure to take such action could be reasonably expected to result in a breach of the fiduciary duties of such Board under applicable law. In the event that the Board furnishes information to or engages in such discussions with any Person, First Financial shall promptly notify

Blackhawk orally and in writing of all of the relevant details relating to all inquiries and proposals that it may receive relating to any of such matters and provide Blackhawk with copies of all materials delivered to such Person.

                 (b) As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person with respect to a Transaction Proposal, as defined below, on terms that the Board of Directors of First Financial determines in good faith, and in the exercise of its reasonable judgment, based on the advice of independent financial advisors and legal counsel, to be more favorable to First Financial and its stockholders than the transactions contemplated by this Agreement.
                 (c) "Transaction Proposal" as used in this Agreement means (in each case other than transactions contemplated hereby) (A) a bona fide tender offer or exchange offer for 25% or more of the then outstanding First Financial Shares that shall have been publicly proposed to be made or shall have been commenced or made by any Person; (B) a merger, consolidation, or other business combination with First Financial, or with any of the Subsidiaries of First Financial, which shall have been effected by any Person, or an agreement relating to any such transaction which shall have been entered into; (C) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of First Financial's consolidated assets (including any stock of the Bank), or all or a substantial part of the assets of any of the Subsidiaries of First Financial, to any Person which shall have been effected, or any agreement relating to such transaction which shall have been entered into; (D) the acquisition by any Person (other than Blackhawk or any of the Subsidiaries of First Financial in a fiduciary capacity for third parties, none of whom beneficially owns 10% or more of the outstanding First Financial Shares) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, which will be deemed for purposes hereof to provide that a Person beneficially owns any First Financial Shares that may be acquired by such person pursuant to any right, option, warrant, or other agreement, regardless of when such acquisition would be permitted by the terms thereof) of 25% or more of the outstanding First Financial Shares (including First Financial Shares currently beneficially owned by such Person); (E) any reclassification of securities or recapitalization of First Financial or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of First Financial that is owned by any Person which shall have been effected, or any agreement relating to such transaction which shall have been entered into or plan with respect thereto adopted; (F) any transaction having an effect similar to those described in (A) through (E) above; or (G) a public announcement with respect to a proposal, plan, or intention by First Financial or another Person to effect any of the foregoing transactions (which may include publication of notice of filing or any similar notice under applicable law).
                 (d) The term "Person" for purposes of this Section 4.10 shall mean any corporation (excluding Blackhawk or any of its Subsidiaries), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         4.11 Board of Directors' Notices, Minutes, Etc. First Financial shall give reasonable notice to Blackhawk of all meetings of the Board of Directors and Board committees of First Financial and the Bank, and if known, the agenda for or business to be discussed at such meeting. First Financial shall transmit to Blackhawk, promptly, copies of all notices, minutes, consents and other materials that First Financial or the Bank provides to their directors (except for materials relating to the Merger) to the extent permissible under law; provided, however, that Blackhawk agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

         4.12 Confidential Information. First Financial, Blackhawk and Acquisition shall, and shall direct all of their agents, employees and advisors to, keep in strict confidence any information concerning the Merger and the properties, business and assets of the other party that may have been obtained in the course of negotiations or examination of the affairs of the other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or sources) and shall, in the event the transactions contemplated in this Agreement are not consummated, return all documents to the other party containing such information.

         4.13 Maintenance of Capital Levels. Blackhawk and its financial institution Subsidiary or Subsidiaries shall maintain at least the minimum capital levels as required by Regulatory Authorities.

         4.14 No Control of First Financial by Blackhawk. Other then as set forth herein, until the Effective Time, the management of First Financial and the authority to establish and implement its business policies shall reside solely in First Financial's officers and Board of Directors.

         4.15 Employees. All employees of First Financial shall be paid prior to the Effective Time for all accrued but unpaid bonuses, including a pro rata bonus through the Effective Time under the Bank's middle managers bonus plan, and accrued vacation pay.

         4.16 Indemnification and Directors' and Officers' Liability Insurance. Blackhawk agrees that from and after the Effective Time it shall indemnify and hold harmless each present and former director and officer of First Financial and the Bank (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable law, and First Financial shall advance expenses as incurred to the full extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Blackhawk shall cause to be maintained in effect for three years from the Effective Time for the benefit of First Financial's current directors' and officers' either Blackhawk's current directors' and officers' liability insurance policy or a "tail" policy on First Financial's current directors' and officers' liability insurance policy, in both instances if such insurance is obtainable (provided that Blackhawk may substitute therefor, in either case, policies of equivalent coverage so long as no lapse in coverage occurs as a result of substitution with respect to matters occurring prior to the Effective Time); and provided further that Blackhawk shall not be obligated to expend for such insurance an amount greater than 150 percent of the cost of the most recent policy of one year, and in the event it shall cost more than such amount for such policy, Blackhawk shall be obligated to purchase only such insurance as may be purchased with such cost. The cost of such insurance shall be the obligation of Blackhawk.

         4.17 Board of Directors of First Financial and the Bank. At the Effective Time, all Directors of First Financial and the Bank shall resign by submitting letters of resignation to Blackhawk.

         4.18    Employee Benefit Plans.
                 (a) At the Effective Time and through at least December 31, 1998, each person who remains as an employee of First Financial and its Subsidiaries shall remain eligible for the employee welfare plans and other fringe benefit programs currently maintained by First Financial and its Subsidiaries; provided that Blackhawk may, in its discretion and after December 31, 1998, in lieu of continuing the First Financial welfare plans substitute employee welfare plans and other fringe benefit programs offered or maintained by Blackhawk and its Subsidiaries on terms and conditions substantially similar in the aggregate to those that Blackhawk and its Subsidiaries may make available to similarly situated officers and employees, including, without limitation, any health, life, long-term disability, severance, vacation or paid time off programs (the "Blackhawk Welfare Plans"). The period of employment and compensation of each employee of First Financial and its Subsidiaries with First Financial and its Subsidiaries shall be counted for all purposes (except for purposes of benefit accrual) under Blackhawk's Welfare Plans, including, without limitation, for purposes of service credit and eligibility. Any expenses incurred by an employee of First Financial or its Subsidiaries under First Financial's or the Bank's employee welfare benefit plans (such as deductibles or co- payments), shall be counted for all purposes under the Blackhawk Welfare Plans. Blackhawk shall waive any pre-existing condition exclusions for conditions existing on the Closing Date, and actively-at-work requirements for periods ending on the Closing Date contained in Blackhawk's Welfare Plans as they apply to the employees of First Financial and its Subsidiaries and former employees and dependents.
                 (b) As of the Effective Time, the loan between First Financial and the First Federal Savings Bank of Belvidere Employee Stock Ownership Plan (the "First Federal ESOP") shall be repaid in full with the cash consideration received from Blackhawk for the unallocated First Financial Shares held in the First Federal ESOP in the amount equal to the Merger Price multiplied by the number of unallocated First Financial Shares held by the First Federal ESOP, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the First Federal ESOP accounts of the employees of First Financial and its Subsidiaries who are participants and beneficiaries (such individuals hereinafter referred to as the "ESOP Participants"), in accordance with the terms of the First Federal ESOP as amended with respect to such termination. As soon as practicable after all assets have been allocated, the First Federal ESOP shall be terminated. Following the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the First Federal ESOP upon its termination under Section 401(a) and 4975(e) of the Code (the "Final Determination Letter"), distributions of the benefits under the First Federal ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Blackhawk, First Financial and their respective representatives prior to the Effective Time, and Blackhawk and its representatives after the Effective Time, shall use their best efforts to apply for and obtain a favorable Final Determination Letter from the IRS. In the event that Blackhawk, First Financial and their respective representatives, prior to the Effective Time, and Blackhawk and its representatives after the Effective Time, reasonably determine that the First Federal ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the First Federal ESOP to lose its qualified status, First Financial prior to the Effective Time and Blackhawk after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the First Federal ESOP shall be held or paid for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the First Federal ESOP revert, directly or indirectly, to First Financial or any affiliate thereof, or to Blackhawk or any affiliate thereof. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the First Federal ESOP determined as of the Effective Time.
                 (c) At the Effective Time, the First of Belvidere Profit Sharing Plan (the "First of Belvidere PSP") shall be continued in effect. Thereafter, Blackhawk may elect to terminate the First of

Belvidere PSP or merge it with a tax-qualified plan maintained by Blackhawk.
If the plan merger occurs, or if First Financial employees otherwise become eligible to participate in the Blackhawk plan, each First Financial employee's period of employment with First Financial or its Subsidiaries shall be counted for eligibility and vesting purposes under the Blackhawk plan. Blackhawk acknowledges and agrees that the Bank shall make a matching contribution to the First of Belvidere PSP prior to or on the Closing Date in an amount equal to 3 percent of compensation earned by participants in the First of Belvidere PSP through the Closing Date, which amount shall be accrued for on or before the Closing Date. At the Effective Time, all participants in the First of Belvidere PSP shall fully vest and have a nonforfeitable interest in their accounts under the First of Belvidere PSP determined as of the Effective Time. If the First of Belvidere PSP is terminated, all participants shall be offered the option of a lump-sum cash payment or, with Blackhawk's consent, the option of rolling or transferring such amount to the Blackhawk plan, subject in all cases to applicable provisions of the Code.
                 (d) Blackhawk acknowledges and agrees that First Financial and the Bank shall be permitted to take whatever action they deem to be reasonably necessary to provide that all Options granted under the First Financial Option Plans and all awards granted under the First Federal Savings Bank of Belvidere Recognition and Retention Plan and Trust for Employees and the First Federal Savings Bank of Belvidere Recognition and Retention Plan and Trust for Outside Directors (the "Recognition and Retention Plans") shall be fully vested and nonforfeitable as of the Effective Time. All awards under the Recognition and Retention Plans to purchase 3,043 First Financial Shares that have not been granted prior to the Effective Time shall not be considered outstanding First Financial Shares as of the Effective Time.

         4.19 First Financial Employment, Severance and Supplemental Agreements. Blackhawk agrees to perform and satisfy the terms of (a) the employment agreement by and among First Financial, the Bank and Steven C. Derr,
(b) the severance agreements by and among First Financial, the Bank and each of Steven C. Derr, Keith D. Hill, Robert W. Opperman and Donald J. Kucera, respectively, (c) the supplemental executive agreements relating to "gross up" for any excess parachute amounts under Section 280G of the Code by and among First Financial, the Bank and Messrs. Derr and Hill, and (d) the executive salary continuation agreement by and between the Bank and David L. Beasley, all as in effect on the date hereof. Blackhawk agrees that the transactions contemplated by this Agreement constitute a change in control of First Financial for purposes of these agreements where applicable.

         4.20 Lease Agreement for Rockford Branch. Between the date of this Agreement and the Closing Date, First Financial shall use its reasonable best efforts to lease the entire second floor space of its Rockford, Illinois branch office on such terms and conditions as are acceptable to Blackhawk. First Financial shall inform Blackhawk from time to time concerning its progress in leasing the space. Any lease of the second floor space prior to the Closing Date shall be subject to the approval of Blackhawk.

         4.21 Subsidiary Bank Merger. First Financial and Blackhawk agree to cooperate and to take such steps as may be necessary to obtain all requisite regulatory, corporate and other approvals for the Bank Merger, subject to consummation of the Merger, to be effective concurrently with the Merger or as soon as practicable thereafter. The Surviving Bank shall be BSB, and shall continue to be known as "Blackhawk State Bank." In furtherance of such agreement, each of First Financial and Blackhawk agrees:
                 (a) to cause the board of directors of the Bank and BSB, respectively, to approve the Bank Merger and to submit it to the sole stockholder of each bank for its approval;
                 (b) to vote the shares of stock of the Bank and BSB owned by them in favor of the Bank Merger; and
                 (c) to take, or cause to be taken, all steps necessary to consummate the Bank Merger concurrently with or as soon as is practicable after consummation of the Merger. The Bank Merger shall be accomplished pursuant to a merger agreement containing such terms and conditions as are ordinary and customary for affiliated bank merger transactions of such type. Immediately after the Effective Time, the officers of the Surviving Corporation shall take, or cause to be taken, whatever additional steps may be necessary to effectuate the Bank Merger.

         4.22 Stockholder Voting Agreements. Within fifteen (15) calendar days of the date of this Agreement, First Financial shall obtain and deliver to Blackhawk a Stockholder Voting Agreement, in the form attached hereto as Exhibit B, executed by each stockholder of First Financial who is a director of First Financial and Mr. Perry B. Hansen.

         4.23    Environmental Audits/Remediation.
                 (a) Blackhawk shall have the right to engage an environmental consulting engineering firm, reasonably acceptable to First Financial, to perform environmental site assessments of the owned or leased real properties of First Financial or its Subsidiaries (collectively, the "Audited Properties"), which shall satisfy the American Society of Testing and Materials "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM Designation: E-1527-93), except that such assessment shall also include a review of compliance with Environmental Laws, as defined below (the "Environmental Audits"), and render reports of the Environmental Audits (the "Environmental Reports") to determine whether there are any indications or evidence that (i) any toxic substance has been stored, deposited, treated, recycled, used or accidentally or intentionally disposed of, discharged, spilled, released, dumped, emitted or otherwise placed on, under or at, or used in any construction on, any such

Audited Property, (ii) any such Audited Property is contaminated by or contains any toxic substance or (iii) any violations of Environmental Laws have occurred or are likely to occur on any Audited Property. The scope of the Environmental Audits may also include any testing or sampling of materials to determine, to Blackhawk's reasonable satisfaction, whether any clean up, removal, remedial action or other response ("Remediation Action") is required to bring the Audited Properties into material compliance with Environmental Laws or to eliminate any condition that could result in a material liability as a result of the ownership, lease, operation or use of any Audited Property, and the estimated cost of such Remediation Action (the "Remediation Costs"). All Environmental Audits shall initially be provided to Blackhawk and First Financial in draft form. Blackhawk shall require that the environmental consulting firm not disclose (except as required by law) any information in the Environmental Audits to anyone other than Blackhawk and First Financial. Blackhawk will use reasonable efforts to engage an environmental consulting engineering firm within five (5) days of the date hereof and Blackhawk will use reasonable efforts to cause the Phase I Environmental Audits to be completed within twenty five (25) days of the date hereof. Within five (5) days of the receipt of the Phase I Environmental Audit by Blackhawk, Blackhawk shall determine whether, in its reasonable judgment, a Phase II Environmental Audit is necessary and shall notify First Financial of its determination in this regard. If Blackhawk desires to cause a Phase II Environmental Audit to be conducted, Blackhawk shall use its best efforts to cause the environmental consulting engineering firm which performed the Phase I Environmental Audit, or another firm reasonably acceptable to First Financial, to commence such Phase II Environmental Audit within such five (5) day period. Such Phase II Environmental Audit shall be completed not later than fifty (50) days after the date hereof. First Financial agrees to cooperate with Blackhawk's environmental consultant. Blackhawk shall be solely responsible for all costs associated with the Environmental Reports. As used in this Agreement, the term "Environmental Laws" shall mean all applicable federal, state, and local environmental laws relating to pollution or protection of the environment including, without limitation, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, their state and local laws, their state and local law counterparts and all rules and regulations promulgated thereunder.
                 (b) In the event that the Environmental Audits disclose the need for any remediation at any of the Audited Properties, First Financial shall either: (i) cause an environmental engineering firm reasonably acceptable to Blackhawk to perform such required remediation in a manner reasonably acceptable to Blackhawk, the full cost of which shall be paid for by First Financial and shall be expensed or accrued on or before the Effective Time of the Merger and shall be used to calculate the Closing Equity set forth in Section 1.1(f) hereof; or (ii) notify Blackhawk that it will not perform such remediation, in which case Blackhawk shall have the right to terminate the Merger and this Agreement as set forth in Section 6.5(g).

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. Conditions Precedent to Obligations of Blackhawk and Acquisition Corp. Unless the conditions are waived by Blackhawk or Acquisition Corp., all obligations of Blackhawk and Acquisition Corp. under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                 (a) Statements of Essential Facts; Performance of Agreements. The Statements of Essential Facts of First Financial contained in
Article II of this Agreement, as amended or supplemented by the First Financial Updated Statements (as defined in Section 5.1(j) hereof) and the representations and warranties of First Financial contained in the First Financial Financial Statements or in any documents, certificates, schedules or exhibits delivered by First Financial or on its behalf to Blackhawk pursuant to this Agreement shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on and as of the Closing Date, in each case to the reasonable satisfaction of Blackhawk, and First Financial shall have performed all agreements herein required to be performed by it on or prior to the Closing.
                 (b) Closing Certificate. Blackhawk shall have received a certificate signed by the chief executive officer of First Financial, dated as of the Closing Date, certifying in such detail as Blackhawk may reasonably request, as to the fulfillment of the conditions to the obligations of Blackhawk as set forth in this Agreement.
                 (c) Regulatory and Other Approvals. Blackhawk shall have obtained the approval of all appropriate federal and state regulatory agencies (including, without limitation, the approval of the Federal Reserve) necessary to complete the transactions contemplated by this Agreement, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from any such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transactions provided for herein or to obtain other relief with respect thereto.
                 (d) Approval of Merger and Execution of Certificate of Merger. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and the stockholders of First Financial in accordance with applicable law and the Certificate of Incorporation and bylaws of First

Financial. The proper officers of First Financial shall have executed and delivered to Blackhawk the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State, and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings.
                 (e) No Litigation with Respect to Transactions. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, including, but not limited to, substantial damages that reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that First Financial has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated hereby or actions preparatory thereto.
                 (f) Opinion of Counsel. Blackhawk shall have received the opinion of Schiff Hardin & Waite, special counsel for First Financial, dated as of the Closing Date, and in form and substance satisfactory to Blackhawk and its counsel to the following effect.
                        (i) First Financial is a corporation validly existing and in good standing under the laws of the State of Delaware. First Financial is a savings and loan holding company registered under HOLA.
                        (ii) The Bank was chartered under the laws of the United States to transact the business of a federal savings association, and the charter of the Bank is in full force and effect.
                        (iii) The authorized capital stock of First Financial is (i) 1,500,000 shares of common stock, $.10 par value per share, and (ii) 250,000 shares of preferred stock, $.01 par value per share.
                        (iv) The execution, delivery, and performance of this Agreement, and the transactions contemplated herein have been duly authorized by the Board of Directors and the stockholders of First Financial, these being the only authorizations required under its Certificate of Incorporation, its bylaws, and the DGCL. This Agreement constitutes the legal, valid and binding obligation of First Financial enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.
                        (v) The execution, delivery and performance of this Agreement does not violate any provisions of the Certificate of Incorporation or bylaws of First Financial.
                        (vi) To the best knowledge of counsel, there are no material claims, actions, suits, or proceedings pending or threatened against First Financial, which depart from the ordinary, routine litigation incident to the kind of business carried on by First Financial that might reasonably be expected to have a Material Adverse Effect on First Financial.
                        (vii) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against First Financial to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting stockholders) in connection with this Agreement or the transactions contemplated hereby.
                 In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.
                 (g) No Adverse Changes. Between December 31, 1997 and the Closing Date, the business of First Financial shall have been conducted in the ordinary course consistent in all material respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than enactment of H.R. 10, the financial modernization legislation, or the like) that may reasonably be expected to result in a material adverse change in First Financial's or the Bank's business, income, assets, liabilities or financial condition.
                 (h) Other Documents. Blackhawk shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by First Financial with the terms of this Agreement.
                 (i) Updated Statements. First Financial shall have provided Blackhawk any information necessary to make the Statements of Essential Facts of First Financial set forth in Article II true and correct as of the Closing Date (the "First Financial Updated Statements"), and none of such First Financial Updated Statements shall reflect a material adverse change from the Statements of Essential Facts of First Financial made as of the date of this Agreement.

         5.2     Conditions Precedent to Obligations of First Financial.
Unless the conditions are waived by First Financial, all obligations of First Financial under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:
                 (a) Statements of Essential Facts; Performance of Agreements. The Statements of Essential Facts of Blackhawk and Acquisition Corp. contained in Article III of this Agreement, as amended or supplemented by the Blackhawk and Acquisition Corp. Updated Statements (as defined in Section 5.2(j)) and the representations and warranties of Blackhawk and Acquisition Corp. contained in any documents, certificates, schedules or exhibits delivered by Blackhawk and Acquisition Corp. or on their behalf to First Financial pursuant to this Agreement shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on and as of the Closing

Date, in each case to the reasonable satisfaction of First Financial, and Blackhawk and Acquisition Corp. shall have performed all agreements herein required to be performed by them on or prior to the Closing.
                 (b) Closing Certificate. First Financial shall have received a certificate signed by the chief executive officers of Blackhawk and Acquisition Corp. and dated as of the Closing Date, certifying in such detail as First Financial may reasonably request, as to the fulfillment of the conditions to the obligations of First Financial as set forth in this Agreement.
                 (c) Regulatory and Other Approvals. Blackhawk shall have obtained the approval of all appropriate federal and state banking regulatory agencies (including, without limitation, the approval of the Federal Reserve Board) necessary to complete the transactions contemplated by this Agreement, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transactions provided for herein or to obtain other relief with respect thereto.
                 (d) Fairness Opinion. Howe Barnes Investments, Inc. shall have delivered to the Board of Directors of First Financial, as of the date of this Agreement, its opinion to the effect that the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of First Financial, such opinion shall have been updated as of the date of the Proxy Statement used to solicit stockholder approval of the Agreement, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.
                 (e) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby (including, but not limited to, substantial damages) that reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that Blackhawk has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated hereby or actions preparatory thereto.
                 (f) Opinion of Counsel. First Financial shall have received the opinion of Werner & Blank, counsel for Blackhawk and Acquisition Corp., dated as of the Closing Date, in form satisfactory to First Financial and its counsel to the following effect.
                        (i) Blackhawk is a corporation validly existing and in good standing under the laws of the State of Wisconsin. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Blackhawk is registered as a bank holding company under the Bank Holding Company Act of 1956.

                        (ii) The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of Blackhawk and Acquisition Corp. and by Blackhawk as the sole stockholder of Acquisition Corp., these being the only authorizations required under the Articles of Incorporation and bylaws of Blackhawk, the Certificate of Incorporation and bylaws of Acquisition Corp. and the statutes of the State of Wisconsin and the DGCL. This Agreement constitute the legal, valid and binding obligations of Blackhawk and Acquisition Corp. enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.
                        (iii) The execution, delivery and performance of this Agreement does not violate any provision of the Articles of Incorporation or bylaws of Blackhawk or any provision of the Certificate of Incorporation or bylaws of Acquisition Corp.
                        (iv) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against Blackhawk or Acquisition Corp. to enjoin consummation of the Merger or to obtain other relief in connection with this Agreement or the transaction contemplated hereby.
                 In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.
                 (g) Approval of Merger and Delivery of the Certificate of Merger. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Blackhawk and Acquisition Corp. and by Blackhawk as the sole stockholder of Acquisition Corp. in accordance with governing statutes and the Articles of Incorporation and bylaws of Blackhawk and the Certificate of Incorporation and bylaws of Acquisition Corp. The proper officers of each of Blackhawk, Acquisition Corp. and First Financial, as applicable, shall have executed the Certificate of Merger in form suitable for filing with the Delaware Secretary of State and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings.
                 (h) Merger Consideration. Blackhawk shall have deposited funds with the exchange agent or made other arrangements to provide funds to the exchange agent, sufficient to enable the exchange agent to pay in full the total amount of funds required to be paid at the Effective Time pursuant to
Section 1.1 hereof for exchanges in accordance with this Agreement.
                 (i) Other Documents. First Financial shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Blackhawk and Acquisition Corp. with the terms of this Agreement.

                 (j) Updated Statements. Blackhawk and Acquisition Corp. shall have provided First Financial any information necessary to make the Statements of Essential Facts of Blackhawk and Acquisition Corp. set forth in
Article III true and correct as of the Closing Date (the "Blackhawk and Acquisition Corp. Updated Statements"), and none of such Blackhawk and Acquisition Corp. Updated Statements shall reflect a material adverse change from the Statements of Essential Facts of Blackhawk and Acquisition Corp. made as of the date of this Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Non-Survival of Statements of Essential Facts and Covenants. None of the Statements of Essential Facts and covenants in this Agreement shall survive the Effective Time, except that the covenants in this Agreement with respect to confidentiality contained in Section 4.12, further assurances contained in Section 6.2, payment of expenses contained in Section 6.3 and this
Section 6.1 shall survive the termination of this Agreement pursuant to Section
6.5 hereof and except for such other covenants and agreements contained in this Agreement that by their terms apply in whole or in part after the Effective Time.

         6.2 Further Assurances. Each of the parties hereto agrees that at any time and from time to time after the Effective Time it shall cause to be executed and delivered to any party such further instruments or documents as such other party may reasonably require to give effect to the transactions contemplated hereby.

         6.3 Expenses. Each of the parties to this Agreement shall bear their respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that:

         (a) in the event this Agreement is terminated by Blackhawk pursuant to Section 6.5(d), (e) or (g) hereof or by First Financial pursuant to
Section 6.5(f) hereof, First Financial shall reimburse Blackhawk in an amount not to exceed $100,000 for the out-of-pocket expenses (except that with respect to termination pursuant to 6.5(g), out-of-pocket expenses shall not exceed $50,000, rather than $100,000), subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of Blackhawk; provided, however, that if this Agreement is terminated by First Financial pursuant to Section 6.5(f), such Transaction Proposal (as defined in Section 4.10(c) hereof) is not consummated and Blackhawk subsequently enters into an acquisition agreement with First Financial, then Blackhawk shall refund to First Financial any and all expenses First Financial shall have paid to Blackhawk pursuant to this Section 6.3(a). All costs and expenses reasonably estimated to be incurred by First Financial shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing contained herein shall be deemed to relieve First Financial of its liability to pay any expenses incurred post-closing in connection with this Agreement;

                 (b) in the event this Agreement is terminated by First Financial pursuant to Section 6.5(d) or (e), Blackhawk shall reimburse First Financial in an amount not to exceed $100,000 for the out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of First Financial;
                 (c) in the event this Agreement is terminated by a party as a result of a willful breach by the other party, the non- breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified in (a) and (b) of this Section 6.3 and shall not be limited to $100,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and
                 (d) in the event this Agreement is terminated either (i) by First Financial pursuant to Section 6.5(f), or (ii) by Blackhawk as provided in
Section 6.5(e) as a result of First Financial's breach of Section 4.4 or by Blackhawk as provided in Section 6.5(e) following a failure of First Financial's stockholders to grant the necessary approval in Section 5.1(d) and contemporaneously with the termination provided in this paragraph (ii) there is a Transaction Proposal and prior to, or within 12 months of such termination, First Financial shall have entered into a definitive agreement relating to such Transaction Proposal, then, with respect to a termination under either paragraph (i) or (ii) of this Section 6.3(d) First Financial shall pay to Blackhawk, in immediately available funds, an amount equal to $500,000 within ten (10) business days after demand for payment by Blackhawk following such termination, which amount, however, shall be reduced by any out-of-pocket expenses First Financial shall have previously paid or shall be obligated to pay to Blackhawk pursuant to Section 6.3(a) hereof.

         6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns of the parties hereto; provided, however, that no party may assign this Agreement without the written consent of the other parties, and except that Blackhawk may assign this Agreement to any entity, a majority of the stock of which is owned directly or indirectly by Blackhawk. Any assignment shall only be done upon prior notice to First Financial and will not relieve Blackhawk from any of its responsibilities, duties, liabilities and obligations set forth herein.

         6.5 Termination. This Agreement may be terminated (a) at any time, whether before or after stockholder action, by agreement of Blackhawk and First Financial, (b) by either Blackhawk or First Financial if the regulatory approvals referred to in Section 5.1(c) hereof have not been obtained on or before September 30, 1998, (c) by either Blackhawk or First Financial, either before or after approval of this Agreement by the stockholders of First Financial, if the Closing has not occurred by October 31, 1998, (d) by either Blackhawk or First Financial, either before or after approval of this Agreement by the stockholders of First Financial, if any of the conditions precedent to the obligations of such terminating party contained in Article V hereof shall not have been satisfied or waived prior to the Effective Time, (e) by either

Blackhawk or First Financial, either before or after approval of this Agreement by the stockholders of First Financial, if a material default shall be made by the other party in the observance or in the due and timely performance of any of its covenants and agreements contained in this Agreement and such default shall not have been fully cured within a reasonable time, but in no event more than twenty (20) days, after written notice specifying the alleged default shall have been given, (f) by First Financial if its Board of Directors shall determine that a Transaction Proposal constitutes a Superior Proposal and the Board shall have received a written opinion of its outside counsel that the failure to accept such Superior Proposal could reasonably be expected to result in a breach of the fiduciary duties of the Board under applicable law, (g) by Blackhawk if First Financial fails to take the Remedial Actions set forth in
Section 4.23(b), or (h) by Blackhawk, in the event the Closing Equity (as defined in Section 1.1(f)) is less than $7,136,130 and Blackhawk determines not to consummate the Merger by paying the minimum Merger Price of $29.00.

         6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally; (b) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)    If to Blackhawk addressed to:
                        Dennis M. Conerton
                        President and Chief Executive Officer
                        Blackhawk Bancorp, Inc.
                        400 Broad Street
                        Beloit, Wisconsin   53511
                        Phone:    (608) 364-8911
                        Fax:      (608) 364-8946

                        with a copy to:

                        Thomas C. Blank, Esq.
                        Werner & Blank Co. L.P.A.
                        7205 West Central Avenue
                        Toledo, Ohio   43617
                        Phone:    (419) 841-8051
                        Fax:      (419) 841-8380

                 (b)    If to First Financial, addressed to:

                        Steven C. Derr
                        President and Chief Executive Officer
                        First Financial Bancorp, Inc.
                        121 E. Locust Street
                        Belvidere, Illinois   61008
                        Phone:    (815) 544-3167
                        Fax:      (815) 544-0802

                        with a copy to:

                        Christopher J. Zinski, Esq.
                        Schiff Hardin & Waite
                        7300 Sears Tower
                        Chicago, Illinois 60606
                        Phone:    (312) 258-5548
                        Fax:      (312) 258-5600

         6.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such executed counterpart will be an original instrument.

         6.9 Headings. Descriptive headings appearing in this Agreement are for convenience only and will not be deemed to explain, limit or amplify any of the provisions hereof.

         6.10 Entire Agreement; Amendment. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Agreement may only be modified or amended by an agreement in writing signed by Blackhawk and First Financial.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.


                              BLACKHAWK BANCORP, INC.


                              By: /s/ Dennis M. Conerton
                                  ---------------------------------------------
                              Title:  President and Chief Executive Officer
                                      -----------------------------------------


                              BLACKHAWK ACQUISITION CORP.


                              By: /s/ Dennis M. Conerton
                                  ---------------------------------------------
                              Title:  President and Chief Executive Officer
                                      -----------------------------------------

                              FIRST FINANCIAL BANCORP, INC.


                              By: /s/ Steven C. Derr
                                  ---------------------------------------------
                              Title:  President and Chief Executive Officer
                                      -----------------------------------------

                                   EXHIBIT A

                         FIRST FINANCIAL BANCORP, INC.
                      STOCK OPTION CANCELLATION AGREEMENT


                 WHEREAS, First Financial Bancorp, Inc. (the "Company") entered into that certain Agreement of Merger with Blackhawk Bancorp, Inc. ("Blackhawk") and Blackhawk Acquisition Corp. ("Acquisition"), dated May 7, 1998 (the "Merger Agreement"), which provides for the merger of Acquisition with and into the Company;

                 WHEREAS, except as otherwise provided herein, capitalized terms herein shall have the meaning given them in the Merger Agreement;

                 WHEREAS, Section 1.5 of the Merger Agreement provides that each holder of an option to acquire Company shares awarded under the First Financial Bancorp, Inc. 1993 Incentive Stock Option Plan or the First Financial Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "Stock Option Plans"), which was outstanding as of the Effective Time shall receive from Blackhawk a cash payment equal to the product of (i) the number of Company shares subject to such option at the Effective Time, and (ii) the amount, if any, by which the Merger Price exceeds the exercise price per share of such option, net of any cash that must be withheld under federal and state income and employment tax requirements (the "Option Cancellation Payment");

                 WHEREAS, the cash payments pursuant to Section 1.5 of the Merger Agreement shall be in consideration of, and shall result in, the settlement and cancellation of all outstanding options issued under the Stock Option Plans;

                 WHEREAS, as a condition to the receipt of a cash payment in cancellation of all such options, the Merger Agreement provides that each option holder shall execute a cancellation agreement in the form attached to the Merger Agreement as Exhibit A; and

                 WHEREAS, the Company awarded the undersigned optionee __________ stock options, under the terms of the Stock Option Plans, at an exercise price of $_______ (the "Options").

                 NOW THEREFORE, with the foregoing recitals incorporated herein by reference and made a part hereof, the undersigned optionee, the Company and Blackhawk hereby agree as follows:

                 1. Payment: At the Effective Time, Blackhawk shall make the Option Cancellation Payment to the undersigned optionee in a lump sum and in immediately available funds or by certified or official bank check.

                 2. Release: The undersigned optionee waives and releases all rights and interest in, to and with respect to the Options, and waives and releases all rights and interests under the Stock Option Plans.

                 3. Cancellation of Options: For good and valuable consideration and pursuant to Section 1.5 of the Merger Agreement, the undersigned optionee and the Company hereby cancel and settle the Options.

                 4. Representations and Warranties: The undersigned optionee represents and warrants to the Company and Blackhawk that (a) no other person, firm, corporation or entity has any right, title or interest in the Options, (b) he has full authority to cancel the Options, and (c) the Options are free and clear of all security interests, judgments, liens, pledges, claims, charges, escrows, encumbrances, rights of first refusal, rights of first offer, mortgages, indentures, arrangements, contracts, commitments, understandings, obligations or other agreements, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

                 IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ______ day of _____________, 1998.


                                         --------------------------------------
                                         Optionee



                                         FIRST FINANCIAL BANCORP, INC.

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------


                                         BLACKHAWK BANCORP, INC.

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------

                                   EXHIBIT B

                          STOCKHOLDER VOTING AGREEMENT


                 STOCKHOLDER VOTING AGREEMENT, dated as of May _____, 1998 (this "Agreement"), by and among the undersigned (hereinafter the "Stockholder"), FIRST FINANCIAL BANCORP, INC., a Delaware corporation (the "Company"), BLACKHAWK BANCORP, INC., a Wisconsin corporation ("Blackhawk") and BLACKHAWK ACQUISITION CORP., a Delaware corporation ("Acquisition").

                 WHEREAS, Blackhawk, Acquisition and the Company, have entered into an Agreement of Merger, dated as of May 7, 1998 (the "Merger Agreement"), which provides, among other things, that Acquisition shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"),

                 WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of _____ shares of common stock, $.10 par value, of the Company (the "Company Common Stock") and, if applicable, _____ options to purchase shares of Company Common Stock under the First Financial Option Plans (as defined in the Merger Agreement) ("Company Options"), and

                 WHEREAS, as a condition to the willingness of Blackhawk and Acquisition to enter into the Merger Agreement, Blackhawk and Acquisition have required that the Stockholder and the Company agree, and in order to induce Blackhawk and Acquisition to enter into the Merger Agreement, the Stockholder and the Company have agreed, to enter into this Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

         Section I.1      Voting Agreement.  The Stockholder hereby agrees to:
(a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the Company Common Stock owned or with respect to which the Stockholder has or shares voting power and shares of Company Common Stock which shall, or with respect to which voting power shall, hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement (as in effect on the date hereof) and the transactions contemplated by the Merger Agreement; (c) vote, or cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (d) vote, or cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries; and (ii) a sale or transfer of a material amount of the assets of the Company or any of its subsidiaries (each of the events described in (i) and (ii) above as an "Alternative Transaction"). The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision of this
Article I, the provisions of such Article I shall not prohibit or restrain the Stockholder from complying with his fiduciary obligations as a director or officer of the Company.

         Section I.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Blackhawk or Acquisition any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares or Company Options shall remain and belong to the Stockholder, and neither Blackhawk nor Acquisition shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a stockholder of the Company.

         Section I.3 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER

         Section II.1 Transfer of Title. (a) The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or Company Options or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of Blackhawk.

                 (b) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company against the transfer of any Shares consistent with the terms of Section II.1(a).

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants to Blackhawk and Acquisition as follows:

         Section III.1 Authority Relative to This Agreement. The Stockholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Blackhawk, Acquisition and the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except that
(i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         Section III.2 No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares or Options are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of the Stockholder of its obligations under this Agreement.

         Section III.3 Title to the Shares. The Shares held by the Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS

         Section IV.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement).

         Section IV.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

         Section IV.3 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Shares, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

         Section IV.4 Entire Agreement. This Agreement constitutes the entire agreement among Blackhawk, the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Blackhawk, Acquisition, the Company and the Stockholder with respect to the subject matter hereof.

         Section IV.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

         Section IV.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section IV.7 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section IV.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         Section IV.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

         If to Stockholder:

                 At the address set forth on the signature page hereto

         If to Blackhawk or Acquisition, addressed to:

                 Dennis M. Conerton
                 President and Chief Executive Officer
                 Blackhawk Bancorp, Inc.
                 400 Broad Street
                 Beloit, Wisconsin   53511
                 Phone:   (608) 364-8911
                 Fax:     (608) 364-8946

                 with a copy to:

                 Thomas C. Blank, Esq.
                 Werner & Blank Co. L.P.A.
                 7205 West Central Avenue
                 Toledo, Ohio   43617
                 Phone:   (419) 841-8051
                 Fax:     (419) 841-8380

                 If to the Company, addressed to:

                 Steven C. Derr
                 President and Chief Executive Officer
                 First Financial Bancorp, Inc.
                 121 E. Locust Street
                 Belvidere, Illinois   61008
                 Phone:   (815) 544-3167
                 Fax:     (815) 544-0802

                 with a copy to:

                 Christopher J. Zinski, Esq.
                 Schiff Hardin & Waite
                 7300 Sears Tower
                 Chicago, Illinois 60606
                 Phone:   (312) 258-5548
                 Fax:     (312) 258-5600

         Section IV.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                 IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

                                           BLACKHAWK BANCORP, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


                                           BLACKHAWK ACQUISITION CORP.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


                                           FIRST FINANCIAL BANCORP, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:



                                           ------------------------------------
                                           Name: [Stockholder]
                                           Title:
                                           Address:
                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------